Natus Medical Announces Record First Quarter 2015 Financial Results

•	Reports record first quarter non-GAAP earnings per share of $0.31

•	Increases 2015 revenue and non-GAAP earnings guidance

•	Awarded $32.5M California Hearing Coordination Center (HCC) Contract

PLEASANTON, Calif. (April 22, 2015) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended March 31, 2015.

For the first quarter ended March 31, 2015, the Company reported revenue of $89.4 million, an increase of 4.4% compared to $85.6 million reported for the first quarter 2014. GAAP net income was $8.6 million, or $0.26 per diluted share, compared with GAAP net income of $6.8 million, or $0.21 per diluted share in the first quarter 2014.

The Company reported non-GAAP net income of $10.3 million for the first quarter ended March 31, 2015, an increase of 24.0% over the prior year of $8.3 million. Non-GAAP earnings per diluted share was $0.31 for the first quarter 2015, compared to $0.26 in the first quarter 2014.

Cash and cash equivalents increased by $0.4 million to $67.0 million during the quarter. The Company spent $12.1 million on acquisitions and repurchased $1.3 million of company stock during the quarter.

The Company announced that it has been awarded a five-year, $32.5 million contract to provide hearing screening coordination services for the state of California. Natus works with hospitals and caregivers in the hearing screening community to track and monitor hearing loss in infants and guides families to the appropriate services as soon as possible.

“I am very pleased with our first quarter results as we achieved record revenues and earnings. Revenue came in at the high end of our guidance while earnings exceeded our guidance. I am most satisfied that we were able to achieve these results in the face of approximately $2 million of negative currency effects on revenue during the quarter,” said Jim Hawkins, President and Chief Executive Officer of the Company.

“Both our Neurodiagnostic and Newborn Care businesses performed well in the quarter led by outstanding performance in our domestic Newborn Care business. Our non-GAAP gross profit margin of 60.7% showed continued improvement over the 59.5% we reported last year as well as our 16.9% non- GAAP operating profit margin compared to 13.7% last year. We continue to drive to our 18% operating profit margin goal for 2015,” Mr. Hawkins continued. “Our new business initiatives, GND, Peloton and NicView all reported revenues beyond our expectations in the quarter. We believe each of these initiatives has substantial growth opportunities in the quarters and years ahead. These new initiatives are the beginning of an expanded service business and they position Natus for accelerating revenue growth and record earnings in 2015,” said Hawkins.

Financial Guidance

The Company provided revenue and earnings guidance for the second quarter and increased its revenue and earnings guidance for the full year 2015.

For the second quarter of 2015, the Company expects revenue of $89.5 million to $91.5 million and non-GAAP earnings per share of $0.31 to $0.33.

The Company increased its non-GAAP earnings guidance for the full year 2015 and now expects to report non-GAAP earnings per share of $1.47 to $1.51, an increase from previous guidance of $1.42 to $1.46. Full year 2015 revenue guidance was increased to $376 million to $378 million compared to previous guidance of $373 million to $375 million.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. Non-GAAP earnings guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discreet tax items, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, April 22, 2015. Individuals interested in listening to the conference call may do so by dialing 1-800-237-9752 for domestic callers, or 1-617-847-8706 for international callers, and entering reservation code 53938312. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 89796793.The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goals of revenue growth and improved margins, revenue and non‑GAAP profitability in the second quarter and full year 2015. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance and the ultimate realized value of the HCC contract award. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2014 and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:
Natus Medical Incorporated
Jonathan A. Kennedy
Sr. Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014
Revenue	$89,395	$85,624
Cost of revenue	35,105	33,981
Intangibles amortization	682	1,046
Gross profit	53,608	50,597
Gross profit margin	60.0%	59.1%
Operating expenses:
Marketing and selling	20,742	20,629
Research and development	6,857	7,177
General and administrative	11,552	11,460
Intangibles amortization	955	1,406
Restructuring	156	538
Total operating expenses	40,262	41,210
Income from operations	13,346	9,387
Other income/(expense), net	(829)	312
Income before tax	12,517	9,699
Provision for income tax expense	3,920	2,944
Net income	$8,597	$6,755
Earnings per share:
Basic	$0.27	$0.22
Diluted	$0.26	$0.21
Weighted-average shares:
Basic	32,127	31,062
Diluted	33,097	32,185

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$66,999	$66,558
Accounts receivable, net	81,990	82,277
Inventories	41,371	40,051
Other current assets	27,879	28,919
Total current assets	218,239	217,805

Property and equipment, net	18,214	17,923
Goodwill and intangible assets	198,758	189,077
Other assets	8,529	10,016
Total assets	$443,740	$434,821

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,253	$21,371
Accrued liabilities	37,122	36,024
Deferred revenue	12,014	11,745
Total current liabilities	71,389	69,140

Long-term liabilities:
Other long-term liabilities	13,786	12,966
Total liabilities	85,175	82,106
Total stockholders’ equity	358,565	352,715
Total liabilities and stockholders’ equity	$443,740	$434,821

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014
GAAP based results:
Income before provision for income tax	$12,517	$9,699

Restatement adjustment	—	(706)

Non-GAAP adjustments:
Amortization of intangibles:
Cost of revenue	682	1,045
Marketing and selling	601	788
Research and development	354	344

Restructuring charges (G&A)	156	635
Direct costs of acquisitions (G&A)	—	195
Non-GAAP income before provision for income tax	14,310	12,000

Income tax expense, as adjusted	4,036	3,713

Non-GAAP net income	$10,274	$8,287
Non-GAAP earnings per share:
Basic	$0.32	$0.27
Diluted	$0.31	$0.26

Weighted-average shares
used to compute
Basic non-GAAP earnings per share	32,127	31,062
Diluted non-GAAP earnings per share	33,097	32,185

GAAP Gross profit	53,608	50,597
Restatement adjustment	—	(706)
Amortization of intangibles	682	1,045
Non-GAAP Gross Profit	54,290	50,936
Non-GAAP Gross Margin	60.7%	59.5%

GAAP Operating profit	13,346	9,387
Restatement adjustment	—	(706)
Amortization of intangibles	1,637	2,177
Restructuring and other charges	156	830
Non-GAAP Operating profit	15,139	11,688
Non-GAAP Operating margin	16.9%	13.7%